Exhibit 99.1

                  CERTIFICATION PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of MidSouth
Bancorp, Inc. (the "Company") on Form 10-QSB for the period ending September 30, 2003 (the "Report"), I, C.R.
Cloutier, Chief Executive Officer of the Company, certify that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ C. R. Cloutier
____________________
C.R. Cloutier
Chief Executive Officer
November 12, 2003